UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2004

DUNE ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27897	95-4737507
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 1600, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 963-4635

(Former name or former address, if changed since last report)

Item 5. Other Events.

     A. As previously reported by Dune Energy, Inc. (the “Company”) in its Report on Form 8-K, filed with the Securities and Exchange Commission on April 20, 2004, the Company and its 85% owned subsidiary, Vaquero Partners LLC (“Vaquero”) entered into a Participation Letter Agreement with Itera International Energy Corporation (“International”), pursuant to which International committed the sum of $1,000,000 to Vaquero, for the purpose of paying 100% of the costs of drilling an initial test well (“Initial Well”) on certain property leased by Vaquero from the Welder family in Victoria County, Texas, under that certain Oil and Gas Lease Option Agreement dated effective August 21, 2003 and amended on February 5, 2004 and April 8, 2004 (the “Welder Lease”).

     Vaquero commenced drilling operations on the Initial Well on April 23, 2004 and based on logging interpretation and core analysis, Management of the Company believes that the Initial Well will produce hydrocarbons in commercial amounts and Vaquero has commenced completion operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUNE ENERGY, INC.

DATE:	May 10, 2004	By:	/s/ Alan Gaines

Alan Gaines
Chairman and Chief Executive Officer